Exhibit 3

Power of Attorney

December 21, 2007

Appointee      :  Nam-Ju Kim
Address         :  Daelim Acrotel Building 6th Floor, 467-6 Dogok-Dong, Kangnam-Gu, Seoul, Korea 135-971
National ID # :  720407-1009151

In accordance with Article 86-6 of the Presidential Decree to the Securities and Exchange Act of Korea, the undersigned hereby appoints the Appointee as the attorney-in-fact, with full authority to exercise any power or act on behalf of the undersigned with respect to the matters arising in connection with Section 200-2 of the Securities and Exchange Act of Korea.

/s/ Kil-Saup Song
Authorizer:     Kil-Saup Song
Address:        Daelim Acrotel Building6th Fl, 467-6 Dogok-Dong Kangnam-Gu, Seoul,Korea 135-971